UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

NeuroBo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, Office 19th Floor Boston, Massachusetts 02116 (Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2022, Mr. Douglas J. Swirsky provided notice of his resignation from the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc. (the “Company”), effective immediately. Mr. Swirsky’s resignation was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

Andrew I. Koven, a current director of the Company was elected Chairman of the Board and Michael Salsbury, a current director of the Company was appointed to the Audit Committee of the Board and appointed Chairman of the Audit Committee. As a result, the Audit Committee of the Board currently consists of Jason Groves, Andrew I. Koven, Michael Salsbury.

The Board has determined that each of Mr. Groves, Mr. Koven and Mr. Salsbury are independent in accordance with the listing standards of Nasdaq and the Company’s internal policies, and that each otherwise meets all applicable requirements to serve on the Audit Committee, including the rules and regulations of the Securities and Exchange Commission (the “SEC”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: January 14, 2022	By:	/s/ Gil Price
Gil Price
President and Chief Executive Officer